Exhibit 10.1

AFFIRMATIVE INSURANCE HOLDINGS, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), made as of the      day of March, 2011 (the “Grant Date”) by and between Affirmative Insurance Holdings, Inc. (the “Company”), and                      (the “Grantee”), evidences the grant by the Company of a stock award (the “Award”) of restricted Common Stock, par value $0.01 per share (the “Common Stock”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is made pursuant to the Plan for services rendered to the Company by the Grantee.

2. Amount of Award. The Company hereby awards and grants to Grantee __________ shares of Common Stock which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement (the “Restricted Stock”).

3. Vesting. The Restricted Stock will vest subject to both performance and time thresholds.

(a) Performance Vesting. The Restricted Stock will vest subject to Common Stock per share price thresholds over a four-year time period (“Performance Vesting”). If the Company’s Common Stock does not reach and sustain a given per share price threshold for twenty consecutive trading days by the end of the period for that price threshold, except as described below, the Restricted Stock subject to that price threshold will not vest. The Restricted Stock will vest on the applicable anniversary of the Grant Date according to the following per share price thresholds and subject to the Time Vesting described below in Section 3(b):

(i) One-third of the Award will vest on the eighteen (18) month anniversary of the Grant Date, subject to a share price threshold of $5.00 within eighteen (18) month of the Grant Date;

(ii) One-third of the Award will vest on the three (3) year anniversary of the Grant Date, subject to a share price threshold of $10.00 within three years of the Grant Date;

(iii) One-third of the Award will vest on the four (4) year anniversary of the Grant Date, subject to a share price threshold of $15.00 within four years of the Grant Date, provided, however, that for a share price threshold of between $13.00 and $15.00, the following special vesting percentages will apply:

(1) For a share price of $13.00, only 60% of the Restricted Stock subject to this paragraph (iii) will vest; and

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(2) For a share price of between $13.00 and $15.00, a prorated percent of the Restricted Stock subject to this paragraph (iii) will vest (e.g., if the share price reaches $14.00 at the end of the fourth year, then 80% of the Restricted Stock subject to the $15.00 price threshold will vest).

(iv) Additional Vesting of Unvested Shares. If, on the fourth anniversary of the Grant Date, the Company’s Common Stock has reached a per share price of $15.00 for twenty consecutive trading days, then 80% of any Restricted Stock that did not previously vest because the associated per share price threshold was not met will vest, subject to the Time Vesting described below in Section 3(b).

(b) Time Vesting.

(i) Subject to the above Performance Vesting, the Restricted Stock will vest 20% per year beginning on the first anniversary of the Grant Date, provided the Grantee remains employed with the Company (“Time Vesting”). Vesting will not occur for any portions of the Award that have not satisfied the above performance vesting price thresholds.

(ii) Accelerated Vesting. Notwithstanding the foregoing:

(1) Should Grantee be terminated without Cause within one year of the Company completing a merger in which greater than 50% of the surviving entity represents shareholders who were not shareholders of the Company prior to the consummation of the transaction, Grantee will be entitled to an additional 50% of Time Vesting (vested percentage plus accelerated vesting capped at 100%);

(2) Should Grantee be terminated without Cause or due to death or Disability, Grantee shall be entitled to an additional 20% of Time Vesting (vested percentage plus accelerated vesting capped at 100%).

4. Stockholder Rights. Subject at all times to the Company’s option to repurchase Grantee’s shares of Restricted Stock as set forth in Section 6 of this Agreement, Grantee shall have voting (and all other) rights attendant to the ownership of shares of Common Stock with respect to the Restricted Stock but shall not be eligible to receive cash dividends paid on the Restricted Stock unless and until such Restricted Stock vests. Cash dividends paid on unvested Restricted Stock will accumulate and be paid to Grantee within 60 days after the related Restricted Stock vests, subject to approval of the Compensation Committee of the Board of Directors of the Company.

5. Voting Proxy. As a condition precedent to the Company’s issuance of the Restricted Stock to Grantee, Grantee acknowledges and agrees that Grantee will execute an

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irrevocable voting proxy for the benefit of New Affirmative, LLC contemporaneously with the execution of this Agreement and the acceptance of this Award, wherein such proxy will afford New Affirmative, LLC the right to vote Grantee’s shares of Restricted Stock for a duration of time and on the terms and conditions set forth therein.

6. Option to Purchase Shares. The Company shall have the option to purchase some or all of the fully-vested shares of Grantee’s Restricted Stock (the “Purchase Option”): (i) if Grantee should voluntarily elect to sell some or all of the fully-vested shares of Grantee’s Restricted Stock during Grantee’s employment with the Company or during the term of Grantee’s service on the Company’s Board of Directors, or (ii) upon the later to occur of Grantee’s termination of: (a) employment or (b) service on the Company’s Board of Directors. If Grantee elects to sell some or all of Grantee’s fully-vested shares of Restricted Stock while Grantee is employed by the Company or serving as a member of the Company’s Board of Directors, Grantee shall provide written notice to the Company specifying the number of shares of such stock that Grantee desires to sell and expressly requesting clearance to sell said shares in accordance with the Company’s internal stock trading policies as in effect at the time of Grantee’s desired trade (“Grantee’s Sale Notice”). The Company shall have up to five (5) calendar days from and after its receipt of Grantee’s Sale Notice to consider Grantee’s request to trade, and (provided that said trade is authorized in accordance with the Company’s current internal stock trading policies) exercise its Purchase Option with respect to some or all of the shares referenced in Grantee’s Sale Notice by providing Grantee with written notice of the Company’s intent to effectuate such purchase (the “Company Purchase Notice”). Upon the later to occur of Grantee’s termination of: (a) employment or (b) service on the Company’s Board of Directors, the Company shall have up to five (5) calendar days from and after Grantee’s termination date to exercise its Purchase Option for up to all of the fully-vested shares of Restricted Stock then held by Grantee by providing Grantee with a Company Purchase Notice. Any Company Purchase Notice shall specify whether the Company is exercising its Purchase Option with respect to all or a lesser number of vested shares of Restricted Stock than are set forth in Grantee’s Sale Notice or, in the case of Grantee’s termination, whether the Company is exercising its Purchase Option with respect to all or a lesser number of Grantee’s vested shares of Restricted Stock. If the Company does not elect to exercise its Purchase Option with respect to all vested shares of Restricted Stock that are the subject of Grantee’s Sale Notice or less than all of the total number of vested shares of Grantee’s Restricted Stock upon Grantee’s termination, the Company’s Purchase Option with respect to those shares that it is not exercising its right to acquire shall expire at the end of the five (5) calendar day period referenced in this Section 6. Further, the Company’s Purchase Option under this Section 6 shall terminate immediately if the voting proxy referenced in Section 5 of this Agreement terminates on the terms and conditions set forth in any such proxy.

The purchase price for any shares of Restricted Stock purchased by the Company under this Section 6 shall be equal to: (A) the per share closing price for the Company’s Common Stock on the NASDAQ Stock Market on the date of: (1) the Company’s receipt of Grantee’s Sale Notice or (2) Grantee’s termination (as applicable), multiplied by (B) the number of shares of Restricted Stock being purchased from Grantee (the “Purchase Price”). The Company shall also pay any accrued and unpaid dividends on any vested shares of Grantee’s Restricted Stock as of the date Grantee’s Sale Notice is received by the Company or Grantee’s termination date (“Accrued Dividends”) to Grantee in addition to the Purchase Price. The Company shall pay the Purchase Price and any Accrued Dividends to Grantee within two (2) business days after the Company has delivered its Company Purchase Notice to Grantee.

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7. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

8. Tax Withholding.

(a) Grantee agrees that, subject to Section 8(b) below, no later than the first to occur of (i) the date as of which the restrictions on the Restricted Stock shall lapse with respect to any of the Restricted Stock covered by this Agreement or (ii) the date required by Section 8(b) below, Grantee shall pay to the Company (in cash or to the extent permitted by the Board, Company stock held by the Grantee whose Fair Market Value on the date the Restricted Stock vests is equal to the amount of Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of such Restricted Stock.

(b) Grantee agrees to properly elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, Grantee shall pay to the Company, or make other arrangements satisfactory to the Board to pay to the Company on the date of such grant, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If Grantee fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

9. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Grantee’s service at any time. In the event Grantee’s employment with the Company is terminated, except as stated otherwise in Section 3 above, no unvested shares of Common Stock shall become vested after such termination of employment.

10. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be

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bound by their terms and conditions. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Common Stock once vested, and that Grantee should consult a tax advisor prior to such time.

(b) Stock Ownership. Grantee is the record and beneficial owner of the shares of Restricted Stock with full right and power to transfer the Unvested Shares (as defined in Section 11) to the Company free and clear of any liens, claims or encumbrances and Grantee understands that the stock certificates evidencing the Restricted Stock will bear a legend referencing this Agreement.

(c) Voting Proxy. Grantee has executed an irrevocable proxy together with this Agreement on the Grant Date, and said proxy has granted New Affirmative, LLC the right to vote all of Grantee’s shares of Restricted Stock for a duration of time and on the terms and conditions set forth therein.

(d) SEC Rule 144. Grantee understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

11. Compliance with U.S. Federal Securities Laws. Grantee understands and acknowledges that notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Restricted Stock is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.

12. Forfeiture of Unvested Stock. In the event that shares of unvested Restricted Stock (“Unvested Shares”) standing the in name of Grantee on the books of the Company do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Shares shall be automatically forfeited and cancelled as outstanding shares of Restricted Stock immediately upon the occurrence of the event or time period after which such Unvested Shares may no longer become vested.

13. Restrictions on Unvested Shares.

(a) Deposit of the Unvested Shares. Grantee shall deposit all of the Unvested Shares with the Company to hold until the Unvested Shares become vested, at which time such vested shares shall no longer constitute Unvested Shares. The Company will deliver to Grantee the shares of Common Stock that become vested upon vesting of such shares. Grantee shall execute and deliver to the Company, concurrently with the execution of this Agreement blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested.

(b) Restriction on Transfer of Unvested Shares. Grantee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.

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14. Adjustments. The number of Unvested Shares shall be automatically adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchanges of shares or other similar event affecting the Company’s outstanding Common Stock subsequent to the date of this Agreement. If Grantee becomes entitled to receive any additional shares of Common Stock or other securities (“Additional Securities”) under this Section, the total number of Unvested Shares shall be equal to the sum of (i) the initial Unvested Shares; and, (ii) the number of Additional Securities issued or issuable in respect of the initial Unvested Shares and any Additional Securities previously issued to Grantee.

15. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Common Stock, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

16. Modification. The Agreement may not be modified except in writing signed by both parties.

17. Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by references, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

18. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the administrator of the Plan (“Plan Administrator”) for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Grantee.

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19. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supercede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

20. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated on the signature page hereof or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery and/or receipt; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile, e-mail or telecopier.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

23. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon exercise of the Award or disposition of the Shares and that Grantee should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:

Name:

Title:

GRANTEE

Address:

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EXHIBIT A

Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan

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